UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 9, 2011
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 9, 2011, Supertel Hospitality, Inc. (the “Company”) entered into a Fourth Amendment to Amended and Restated Loan Agreement (the “Amendment”) with Great Western Bank (the “Lender”) to amend various terms of the Amended and Restated Loan Agreement dated December 3, 2008 by and between the Company and the Lender (as amended, the “Agreement”).  The Amendment restructures the credit facilities within the Agreement by refinancing the $20 million revolving credit facility into a $12.5 million revolving credit facility and $7.5 million term loan.  As a result, the Agreement currently provides for credit facilities consisting of a $12.5 million revolving credit facility and terms loans of $14 million, $10 million and $7.5 million.

The Amendment also, among other things:

•
extends the maturity date of all loans to December 7, 2012, and provides for the further extension of the maturity dates to June 30, 2013 in the event the purchase from the Company of 2,000,000 shares of Series C Cumulative Convertible Preferred Stock of the Company at a price of $20 million by Real Estate Strategies L.P. (as more fully described in the Company’s Current Report on Form 8-K dated November 16, 2011, the “Investment”) is completed prior to December 7, 2012;

•
provides for $12.5 million of availability under the revolving credit facility through June 30, 2012, after which the loans available to the Company through the revolving credit facility and term loans may not exceed the lesser of (a) an amount equal to 70% of the total appraised value of the hotels securing the credit facilities and (b) an amount that would result in a loan-specific debt service coverage ratio of less than 1.05x from July 1, 2012 through December 30, 2012 and 1.20x from December 31, 2012 through the maturity of the credit facilities;

•	requires a $500,000 reduction in the availability of the revolving credit facility by September 30, 2012 and an additional $500,000 reduction by December 31, 2012;

•	sets the interest rate on the revolving credit facility at 5.95% per annum and the interest rate on the term loans at 6.00% per annum;

•	requires monthly principal and interest payments based on a 20-year amortization schedule for the new $7.5 million term loan;

•	requires the Company to grant the Lender a second priority mortgage in its Days Inn hotel located in Bossier City, Louisiana and pay off the first priority mortgage upon completion of the Investment;

•	adds a covenant requiring maintenance of a consolidated leverage ratio, tested quarterly, that does not exceed 4.25x through the maturity of the credit facilities; and

•
provides for maintenance of (a) a consolidated debt service coverage ratio, tested quarterly, of at least 0.9x through June 29, 2012 and 1.05x from June 30, 2012 through the maturity of the credit facilities and (b) a loan-specific debt service coverage ratio, tested quarterly, of at least 0.9x through June 29, 2012, 1.05x from June 30, 2012 through December 30, 2012 and 1.20x from December 31, 2012 through the maturity of the credit facilities.

The Amended and Restated Loan Agreement dated December 3, 2008 has been previously filed with, and is described in, the Company’s Current Report on Form 8-K dated December 3, 2008.  The first, second and third amendments thereto are described in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2008, December 31, 2009 and December 31, 2010, respectively, and were filed with the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, March 31, 2010 and March 31, 2011, respectively.  This description of the Amendment is qualified in its entirety by reference to the Amendment attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

10.1	Fourth Amendment to Amended and Restated Loan Agreement dated December 9, 2011 by and between Supertel Hospitality, Inc. and Great Western Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        Supertel Hospitality, Inc.

Date: December 9, 2011	By:	/s/ Kelly A. Walters
Name: Kelly A. Walters
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description	Page. No.
10.1	Fourth Amendment to Amended and Restated Loan Agreement dated December 9, 2011 by and between Supertel Hospitality, Inc. and Great Western Bank.